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                                                                   EXHIBIT 10.10




                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of November 30, 1999 (the "Agreement"), by and between, Medsite.com, Inc., a Delaware corporation, with an address at 60 East 13th Street, 5th Floor, New York, New York 10003 (the "Company"), and Douglas G. Mack, an individual with an address at 392 Digaetano Terrace, West Orange, New Jersey, 07052 (the "Executive").


                              W I T N E S S E T H:


                  WHEREAS, the Executive desires to be employed by the Company and Company desires to employ Executive as the Executive Vice President of the Company's Commerce Division;

                  WHEREAS, the Company and the Executive desire to express the terms and conditions of the employment by the Company of the Executive.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts and agrees to such employment, commencing as of the date hereof, upon the terms and conditions hereinafter set forth.



         2. Term. The term of the Executive's employment under this Agreement shall commence as of the date hereof and shall continue for a period of five (5) years from the date hereof, unless sooner terminated as provided elsewhere in this Agreement (the "Initial Term"). The Initial Term hereof will be automatically renewed for additional terms (each a "Renewal Term," and, together, with the Initial Term, collectively the "Term") of one (1) year unless either party hereto provides the other party hereto written notice of its election not to renew this Agreement ninety (90) days prior to the expiration of the Initial Term, or, if applicable, ninety (90) days prior to the expiration of any Renewal Term.



         3. Duties and Services.



                  (a) The Executive agrees, from and after the date hereof, to serve the Company faithfully, diligently and to the best of his ability, as Executive Vice President of the Company's Commerce Division. The Executive shall devote his entire business time, energy and skill to such activities on behalf of the Company.



                  (b) The Executive agrees to perform such other services consistent with his position as the Executive Vice President of Company's Commerce division as the Company shall reasonably request, and to act in such capacities for the Company and its Affiliates (as hereinafter defined), as may be designated by the Chief Executive Officer of the Company, without further compensation
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other than that for which provision is made in this Agreement. For purposes of this Agreement, the term "Affiliate" shall refer to any entity which controls, is controlled by, or is under common control with the Company.



                  (c) Nothing contained herein shall limit the right of Executive, solely as an investor, to hold and make investments in securities of any corporation or limited partnership, provided that Executive's aggregate interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership.



         4. The Company's Assistance to the Executive. The Company shall supply the Executive with all materials, data and technical assistance which shall be reasonably necessary to assist the Executive. Such materials and the contents thereof and all intellectual property referenced or represented therein shall remain the property of the Company.



         5. Compensation.



                  (a) During the Term, the Company agrees to pay to the Executive, and the Executive agrees to accept, a salary for all his services (the "Salary") of $175,000 per year, payable in accordance with the Company's standard payroll policies (the "Base Compensation") and subject to standard cost of living and other increases as appropriate as determined by the Company's Board of Directors.



                  (b) During the Term, the Executive shall be eligible to receive a discretionary annual bonus, payable in stock or cash, as determined by the Company's Board of Directors.



                  (c) The Executive agrees that the Company shall withhold from any and all payments required to be made to the Executive pursuant to this Agreement (including the travel allowance) all federal, state, local and/or other taxes which are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.



                  (d) Stock Option. The Company shall grant Executive an option (the "Option") to purchase 200,000 shares of the Company's Common Stock effective on the date Executive begins employment (the "Employment Date"). The per share exercise price for the Option shall be equal to $5.50 per share. The term of the Option shall be ten (10) years. The Option shall vest as to twenty percent (20%) of the shares subject to the Option on each anniversary of the Employment Date. Except as otherwise provided herein, the Option shall be granted pursuant to, and shall be governed by, the Company's Stock Option Plan and conform to the Company's standard policies with respect to options, except to the extent inconsistent with this Agreement in its entirety.



                  (e) Board of Directors Meetings. During the Term, the Executive shall be entitled to notice of and an opportunity to attend meetings of the Company's Board of Directors.



         6. Employee Benefits.



                  (a) In accordance with the policies of the Company, the Company shall reimburse the Executive for reasonable business expenses incurred by him for or on behalf of the Company in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to


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receipt by the Company from the Executive of an itemized accounting therefor, together with such vouchers and other reasonable verifications as the Company shall require to satisfactorily evidence such expenses, and such policies as the Company shall establish from time to time.



                  (b) The Executive shall be entitled to participate, in accordance with the terms thereof, in employee benefit plans maintained for the Executives of the Company including, without limitation, any health, hospitalization and medical insurance programs and in any pension or retirement or other similar plans or policies. The foregoing shall not be construed to require the Company to establish any such plans, or to prevent the Company from modifying or terminating any such plans once established. The Executive shall be entitled to the vacation, benefits and sick days set forth on Table A hereto.



         7. Termination.



                  (a) Notwithstanding anything to the contrary contained herein, the Company's employment of the Executive under this Agreement and the Executive's right to any and all compensation to which the Executive would otherwise be entitled hereunder, shall terminate upon the earliest to occur of the following events:



                           (i)      The death of the Executive.



                           (ii) The permanent disability (as hereinafter defined) of the Executive.



                           (iii) The non-renewal and expiration of the Term of employment hereunder pursuant to Section 2 hereof.



                           (iv) Upon written notice to the Executive from the Company for Cause (as hereinafter defined).



                           (v) Upon written notice to the Company from the Executive for "Good Reason" (as hereinafter defined).



                           (vi)     Upon 30 days' written notice to the
                                    Executive from the Company without Cause.



                           (vii) Upon 30 days' written notice to the Company from the Executive.



                  (b) "Cause" for purposes hereof shall mean: (i) the commission by the Executive of theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar acts of material misconduct with respect to the property of the Company or any of its Affiliates or their respective employees or the Company's customers or suppliers, or the Company's reasonable determination that any oral or written representations made to the Company by the Executive shall prove false and shall result in damage to the Company; (ii) the commission by the Executive of a material act of malfeasance, dishonesty or breach of trust against the Company or any of its Affiliates or their respective employees or the Company's franchisees, customers or suppliers, including a material breach by the Executive of his covenants or obligations under Section 9 of this Agreement; (iii) the conviction of the Executive of a felony or of a misdemeanor involving moral


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turpitude; or (iv) the Executive's repeated and continued failure to successfully fulfill his duties or obligations of employment or the Executive's breach of any of his material obligations and covenants hereunder, which breaches or failures are not cured within thirty (30) days prior written notice to Executive.



                  (c) "Good Reason" for purposes hereof shall mean: (i) the failure by Company to timely pay to Executive the amounts or provide to Executive the benefits and prerequisites described in Sections 5 and 6 of this Agreement; or (ii) any other breach by Company of the terms of this Agreement, which breach is not cured within thirty (30) days following written notice to Company of such breach.



                  (d) No waiver by the Company of any default by the Executive or any breach by him of any of his covenants or obligations under any provision of this Agreement shall be deemed a waiver of any future breach or default, whether or not such breach or default is of the same nature.



                  (e) The Executive shall be deemed to be permanently disabled for purposes hereof, at the option of the Company, in the event that the Executive shall fail to render and perform the services required of the Executive under this Agreement because of physical or mental incapacity or disability for a continuous period of four (4) consecutive months, or for shorter periods aggregating one hundred and twenty (120) days or more during any period of six (6) successive months.



                  (f) If the Executive's employment is terminated by the Company or by the Executive, as applicable, for reasons stated in Sections 7(a)(i), 7(a)(ii), 7(a)(iii), 7(a)(iv) or 7(a)(vii) above, then the Executive or his heirs, as applicable, shall receive from the Company, Salary, together with any bonuses, benefits and perquisites up to the date of termination.



                  (g) If the Executive's employment is terminated without Cause as stated in Section 7(a)(vi) above or Executive terminates his employment for "Good Reason" as stated in Section 7(a)(v) above, then the Executive shall continue to receive from the Company, as severance hereunder and subject to Executive's compliance with the terms of Section 9 below, the Salary for a period equal to two (2) years from the date of termination, payable in accordance with the Company's normal payroll practices. In addition, subject to Executive's compliance with the terms of Section 9 below, Executive shall continue to vest in the unvested shares subject to the Option, granted pursuant to Section 5(d) above, for a period of two years following termination and in accordance with the terms of the applicable option agreements, and Executive shall have the right to exercise, for two years following termination, all vested shares subject to such Option. In the event that Executive does not comply with the provisions of Section 9 following his termination, then upon such non-compliance the Option granted to Executive pursuant to Section 5(d) above shall automatically terminate and the Salary payments shall automatically cease.



                  (h) In the event (i) the Company decides not to renew this Agreement pursuant to Section 2 hereof, and (ii) the Company wishes to subject the Executive to the non-competition and restrictive covenants set forth in
Section 9(a) below beyond the date of termination, then the Company shall continue the Executive's Salary for the duration of the non-competition and restrictive covenants; provided, however, for purposes of this subsection 7(h), such non-competition and restrictive covenants shall not extend beyond the two
(2) year period following the termination


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of Executive's employment with the Company.



         8. Effect of Termination. Upon the termination of this Agreement, for any reason, or upon the termination of the Executive's employment hereunder, for any reason, the Executive (i) shall immediately discontinue the use of any and all trade names, trademarks, trade secrets, copyrights or copyrighted materials, and customer lists, offering circulars and materials and advertising media belonging to or supplied to the Executive by the Company, and (ii) shall, at the Executive's expense, return to the Company all such materials.



         9. Non-Competition, Restrictive Covenants, Confidentiality and Injunctive Relief.



                  (a) The Executive agrees that commencing as of the date hereof and continuing until the later of (i) five (5) years from the date hereof or
(ii) two (2) years following the termination of the Executive's employment with the Company, the Executive shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other person, firm or corporation, whether for himself or as agent on behalf of any other person or entity, and whether as employee, consultant, agent, principal, lender, partner, officer, director, stockholder or otherwise, with or without compensation:



                           (i) sell products or provide services which are
competitive with the businesses, products or services of the Company or any of its Affiliates or the business, products or services of the Company contemplated or under development (the "Businesses"), or promote, market, sell, become or acquire an interest in, or associate in a business relationship with, or aid or assist any other person, corporation, firm, partnership or other entity whatsoever who is engaged in any line of business competitive with the Businesses;



                           (ii) become an employee, consultant, agent,
principal, lender, partner, officer, director, stockholder or otherwise provide services to or on behalf of any entity (A) which the Board reasonably determines is or could become a competitor of the Company or any of its Affiliates or constitutes one of the Businesses or (B) which as of the date of this Agreement is a business partner or contractual party with the Company or any of its Affiliates;



                           (iii) solicit or refer, directly or indirectly, any
clients or prospective clients of any services and/or products offered by the Company or any of its Affiliates (or which are competitive with those offered by the Company or any of its Affiliates) to any other provider of such services;



                           (iv) promote, market, assist or participate in the
development, sale, lease or licensing of any services and/or products competitive with those provided by the Company or any of its Affiliates to, for or with any person, corporation, firm, partnership or other entity whatsoever; or



                           (v) solicit, raid, entice, induce or assist any
person who presently is, or any time during the Executive's employment with the Company shall be or shall have been, an employee of the Company or any of its Affiliates with compensation of more than $30,000 annually,


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during the twelve (12) months preceding such solicitation, raid, enticement, inducement or assistance, to become employed or retained by any other person or entity.



                  (b) Nothing in the Section 9 shall prevent Executive from engaging in the activities listed in 9(a)(i) through 9(a)(v) above to the extent such activities relate to businesses, products or services of the Company or any of its Affiliates for which Executive does not possess any material non-public information.



                  (c) Section 9(a) shall supersede and replace Section 16.1 of the non-qualified stock option agreement and Section 17.1 of the incentive stock option agreement, which shall be provided to Executive in connection with the Option granted pursuant to Section 5(d) above.



                  (d) Recognizing that the Executive's knowledge, information and relationship with existing or prospective clients, licensees, customers, suppliers, accounts, agents, brokers and representatives of the Company and its Affiliates, and the knowledge of the business, methods, systems, plans and policies of the Company and its Affiliates which the Executive has heretofore and shall hereafter establish, receive or obtain as an employee of the Company or in connection with services performed for the Company or any such Affiliates, are valuable and unique assets of the Company and such Affiliates, the Executive agrees that, at all times during and after the Executive's employment by the Company, the Executive shall not (otherwise than pursuant to his duties hereunder), directly or indirectly, use, divulge, furnish or make accessible to anyone, without the prior written consent of the Board of Directors of the Company, any such knowledge or information pertaining to the Company or any of its Affiliates, or the business, shareholders, personnel, methods, systems, plans or policies thereof, to any person, firm or corporation or other entity, for any reason or purpose whatsoever, unless such knowledge or information is in the public domain or Executive is required to divulge such information by operation of law.



                  (e) The Company shall be deemed and entitled to own all of the results and proceeds of the Executive's services, including all right, title and interest in and to any and all franchises, products, processes, concepts, methods, ideas, creations, designs and/or systems (including, without limitation, all those of an advertising, marketing or promotional nature), and any improvement thereon, which may be developed, created or devised by the Executive during the term of his employment by the Company. The Executive will, at the request of the Company and at its expense, and without further compensation other than that for which provision is made in this Agreement, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any of the foregoing. Without limiting the generality of the previous sentences, the Executive acknowledges and agrees that all memoranda, notes, records, customer lists and other documents made or compiled by the Executive or made available to the Executive during the term of his employment by the Company concerning the business of the Company and/or any of its Affiliates shall be the Company's property and shall be delivered by the Executive to the Company upon termination of his employment by the Company or at any other time on the Company's request.



                  (f) The Executive shall execute and deliver to and for the benefit of the Company an agreement substantially in the form of Exhibit 9(d) hereto, pertaining, among other matters, to


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Proprietary Information and Inventions (as such terms are defined in said
Exhibit 9(d)) and confidentiality obligations, the provisions of which shall be deemed incorporated herein by reference as if set forth herein (the "Proprietary Rights Agreement").



                  (g) The provisions of this Section 9 shall survive the termination or expiration of this Agreement, irrespective of the reason therefore, including under circumstances in which the Executive continues thereafter in the employ of the Company.



                  (h) The Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, the Executive will have access to confidential information vital to the business of the Company. By reason of the foregoing, the Executive consents and agrees that, if he violates any of the provisions of this Section 9, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply (without the necessity of posting any bond) to any court of competent jurisdiction for an injunction restraining the Executive or any other party from committing or continuing any such violation (or participating therein) of this Agreement.



         10. Warranty. The Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit the Executive from undertaking his position as an Executive of the Company and complying with his obligations in accordance with the terms and conditions of this Agreement.



         11. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier services, at the addresses of the parties as set forth the first paragraph of this Agreement, or such other address as the parties may specify in writing from time to time in accordance herewith.



         12. Severability. In the event that any provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such Language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form in such jurisdiction only). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.




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         13. Assignment. Nothing in this Agreement shall be construed to permit the assignment by Executive of any of the rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company.



         14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.



         15. Forum Selection. The parties agree that the exclusive remedy for resolving any disputes arising under this Agreement shall be by submitting them to the American Arbitration Association ("AAA") for adjudication in New York, New York pursuant to the AAA's National Rules for the Resolution of Employment Disputes, except to the extent there is no adequate remedy at law and injunctive relief only is sought in which case the parties select state court in New York, New York as the exclusive forum to resolve their disputes and both parties submit to personal jurisdiction and consent to service of process at the addresses contained in the first paragraph of this Agreement.



         16. Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance, with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.



         17. Complete Understanding; Drafting; Counterparts. This Agreement constitutes the complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The language used in this Agreement will be deemed to be the language chosen by both of the parties to express their mutual intent, and no rule of strict construction shall be applied against either party. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                                        THE COMPANY:


                                        MEDSITE.COM, INC.


                                        By:  /s/  GREGORY W. SCOTT
                                           ------------------------------
                                           Name:  GREGORY W. SCOTT
                                           Title: CHIEF FINANCIAL OFFICER


                                        THE EXECUTIVE:



                                        By:  /s/  DOUGLAS G. MACK
                                           ------------------------------
                                           Name:





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                                     TABLE A



VACATION DAYS:

20 Days



FLOATING HOLIDAYS:

5 Days



SICK DAYS

5 Days




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